Exhibit 10.1

First Amendment to the
IMS Health Incorporated
U.S. Executive Retirement Plan

The IMS Health Incorporated U.S. Executive Retirement Plan (the “Plan”) is amended effective April 17, 2001, except as otherwise provided herein, as follows:

1.                                       Section 1.34 of the Plan is deleted.

2.                                       Section 1.1 of the Plan is amended to read in its entirety as follows:

“1.1                           “Actuarial Equivalent Value” shall mean a benefit of equivalent value computed on the basis of the mortality table and interest rate used to calculate accrued benefits under the Basic Plan.”

3.                                       The first paragraph of Section 1.9 of the Plan is amended to read in its entirety as follows:

“1.9                           “Cause”. A Member shall not be deemed to have been terminated for “Cause” under this Plan unless such Member shall have been terminated for “Cause” under the terms of such Member’s employment agreement or Change in Control Agreement with the Company, if any.  If no such employment agreement or Change in Control Agreement containing a definition of “Cause” shall be in effect, for purposes of this Plan  “Cause” shall mean a Member’s:”

4.                                       The following new Section 1.10 is added to the Plan and subsequent sections of the Plan are renumbered accordingly:

“1.10                     ‘CEO’ shall mean the Chief Executive Officer of the Company.”

5.                                       The first paragraph of Section 1.11 of the Plan is amended to read in its entirety as follows:

“1.11                     “Change in Control” If a “Change in Control” shall have occurred or shall be deemed to have occurred under the terms of a Member’s or Vested Former Member’s Change in Control Agreement or employment agreement with the Company, if any, then a “Change in Control” shall be deemed to have occurred under this Plan.  Otherwise a “Change in Control” shall be deemed to have occurred if:”

6.                                       The first sentence of Section 1.15 of the Plan is amended to read as follows:

“1.15                     “Compensation” shall mean base salary, annual bonuses, commissions, overtime and shift pay, in each case prior to reductions for elective contributions under Sections 401(k), 125 and 132(f)(4) of the Code and deferred compensation under any nonqualified deferred compensation plan.”

7.                                       The first paragraph of section 1.22 of the Plan is amended to read in its entirety as follows:

“1.22                     “Good Reason” If a Member shall have terminated employment for “Good Reason” under the terms of such Member’s Change in Control Agreement or employment agreement with the Company, if any, then such Member shall be deemed to have terminated employment for “Good Reason” under this Plan.  Otherwise “Good Reason” shall mean, without the Member’s express written consent, the occurrence of any of the following circumstances unless such circumstances are fully corrected prior to the date of termination specified in the notice of termination given in respect thereof:”

8.                                       Section 1.22(g) of the Plan is amended to read in its entirety as follows:

“(g)                           with respect to any Member who is a party to an employment agreement or a Change in Control Agreement, any purported termination of such Member’s employment that is not effected pursuant to the notice provisions, if any, in such Member’s employment agreement or Change in Control Agreement.”

9.                                       Section 1.23 of the Plan is amended to read in its entirety as follows:

“1.23                     “Lump Sum Election” shall mean an election to receive all or a portion of the benefits payable hereunder in a lump sum pursuant to Section 3.4 hereof.”

10.                                 The following new Section 1.28 is added to the Plan and subsequent sections are renumbered accordingly:

“1.28                     “Plan Administrator” shall mean the Company, except that any action authorized to be taken by the Plan Administrator hereunder may also be taken by any committee or person(s) duly authorized by the Board or the duly authorized delegees of such duly authorized committee or person(s).”

11.                                 Section 1.29(b) of the Plan is amended to read in its entirety as follows:

“(b)                           any Person (including the Company), as defined in Section 1.11(a) hereof, publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control; or”

12.                                 Section 1.30 of the Plan is amended to read in its entirety as follows:

“1.30                     “Retirement” shall mean the termination of a Member’s or Vested Former Member’s employment with the Company or an Affiliated Employer other than by reason of death or Disability (a) after attaining age 55 and completing one year of Service, or (b) if Disability Benefits have been paid under the Plan to a Member or Vested Former Member, the later of the cessation of the payment of such Disability Benefits or the  Member’s or Vested Former Member’s attainment of age 55.  In determining whether age 55 has been attained under clause (a) of this definition, there shall be included as years of age the number of additional years credited as “age” for purposes of the Plan to the Member or Vested Former Member under this Plan, a then-effective employment agreement between the Company and such person, a then-effective Change in Control Agreement between the Company and such person, or otherwise as approved in writing by the CEO.”

13.                                 Section 1.32 of the Plan is amended to read in its entirety as follows:

“1.32                     “Service” shall mean a Member’s service defined as Vesting Service in the Basic Plan, which is taken into account for vesting purposes thereunder (including any such service prior to the date such individual becomes a Member but not including any such service after participation hereunder terminates), except that (i) Service will also include that period of time during which the Member is receiving Disability Benefits under this Plan; (ii) if a Member was employed by a company acquired by the Company or an Affiliated Employer after the Effective Date, such Member’s service with that company prior to the date of acquisition will not constitute Service hereunder unless otherwise approved in writing by the CEO; (iii) upon commencement of participation hereunder in accordance with Section 2.1 hereof, the CEO may limit any service otherwise to constitute Service hereunder with respect to periods prior to the date of participation in the Plan; and (iv) no service of a Former Member or Vested Former Member during any period after removal from participation under Section 2.2 shall constitute Service for purposes of the Plan.  The foregoing notwithstanding, there shall be included as Service for all purposes under the Plan the number of additional years (or other additional period) credited as “service” for purposes of the Plan to the

Member or Former Member or Vested Former Member under this Plan,  an employment agreement between the Company or an Affiliated Employer and such person or a Change in Control Agreement in effect at the time of such person’s termination of employment, or otherwise approved in writing by the CEO.”

14.                                 Section 2.1 of the Plan is amended to read in its entirety as follows:

“2.1                           Commencement of Participation. Such key executives of the Corporation and its Affiliated Employers as are designated by the CEO in writing and, in the case of officers of the Company or its Affiliated Employers, approved by the Compensation and Benefits Committee of the Board, shall participate in the Plan as of a date determined by the CEO.”

15.                                 Section 2.2 of the Plan is amended to read in its entirety as follows:

“2.2                           Termination of Participation.  A Member’s participation in the Plan shall terminate upon termination of his or her employment with the Company or any Affiliated Employer. Prior to termination of employment, a Member may be removed, upon written notice by the CEO, and, in the case of officers of the Company or its Affiliated Employers, as approved by the Compensation and Benefits Committee of the Board, from further participation in the Plan. As of the date of termination or removal, no further benefits shall accrue to such individual hereunder.”

16.                                 Section 3.3(a) of the Plan is amended to read in its entirety as follows:

“(a)                            Except as provided under Section 3.3(b) or Section 3.3(c), the Retirement Benefit or Deferred Vested Benefit under this Plan, as the case may be, shall be payable in monthly installments in the form of a straight life annuity and without regard to any optional form of benefits elected under the Basic Plan.  Payments shall commence as of the first day of the calendar month coinciding with or next following (i) the earlier of the date the Member or Vested Former Member attains age 65 or the date of the Member’s or Vested Former Member’s Retirement, in the case of Retirement Benefits or (ii) the later of the date the Member or Vested Former Member attains age 55 or terminates employment, in the case of Deferred Vested Benefits, and shall commence to be paid on such date or as soon as administratively practicable thereafter, with interest as determined by the Plan Administrator for any delay in payment.”

17.                                 Section 3.3(b) of the Plan is amended to read in its entirety as follows:

“(b)                           If a Member or Vested Former Member has made a Lump Sum Election pursuant to Section 3.4 and such Lump Sum Election becomes effective (i)

prior to the date of such Member’s or Vested Former Member’s Retirement or termination of employment with the Company or an Affiliated Employer and (ii) while he or she was still a Member, the Retirement Benefit, or Deferred Vested Benefit under this Plan, as the case may be, shall be payable in the form or combination of forms of payment elected pursuant to such Lump Sum Election under Section 3.4 and without regard to any optional form of benefits elected under the Basic Plan.  Any portion of the benefits hereunder payable in a lump sum shall be paid within 60 days following (i) the earlier of the date the Member or Vested Former Member attains age 65 or the date of the Member’s or Vested Former Member’s Retirement, in the case of Retirement Benefits or (ii) the later of the date the Member or Vested Former Member attains age 55 or terminates employment, in the case of Deferred Vested Benefits.”

18.                                 Section 3.4(a) of the Plan is amended to read in its entirety as follows:

“(a)                            A Member or Vested Former Member may elect to receive all, none, or a specified portion, as provided in Section 3.4(c), of his or her Retirement Benefit or Deferred Vested Benefit under the Plan as a lump sum and to receive any balance of such benefit in the form of an annuity; provided that any such Lump Sum Election shall be effective for purposes of this Plan only if the conditions of Section 3.4(b) are satisfied.  Effective January 1, 2003, a Lump Sum Election made by a Member or Vested Former Member in accordance with the terms of any plan maintained by the Company described in Section 201(2) of ERISA shall be effective with respect to this Plan. A Member or Vested Former Member may elect a payment form different than the payment form previously elected by him or her under this Section 3.4(a) by filing a revised election form; provided that any such new election shall be effective only if the conditions of Section 3.4(b) are satisfied with respect to such new election.  Any prior Lump Sum Election made by a Member that has satisfied the conditions of Section 3.4(b) shall remain effective for purposes of the Plan until such Member has made a new election satisfying the conditions of Section 3.4(b).  The amount of any portion of a Member’s or a Vested Former Member’s Retirement Benefit or Deferred Vested Benefit payable as a lump sum under this Section 3.4 shall equal the present value of such portion of the benefit, and such present value shall be determined (i) on the assumption that it is payable in the form of a joint and 50 percent survivor annuity if such Member or Vested Former Member is married; and (ii) on the basis of (1) a discount rate equal to 85% of the average of the 15-year non-callable U.S. Treasury bond yields (or, in the event that 15-year non-callable U.S. Treasury bond yields are unavailable, such proxy for the same as the Plan Administrator may reasonably select) as of the close of business on the last business day of each of the three months immediately preceding the date provided in Section 3.3(a) as of which monthly installments would otherwise commence, as modified by Section 3.8(a)(i) if applicable and (2) using the 1983 Group Annuity Mortality Table.”

19.                                 Section 3.4(d) of the Plan is amended to read in its entirety as follows:

“(d)                           Effective January 1, 2003, in the event a Member who has made an Election pursuant to Section 3.4(a) dies or becomes Disabled while employed by the Company or an Affiliated Employer and such death or Disability occurs during the 12 calendar-month period immediately following the Election Date, the condition under Section 3.4(b)(i) shall be deemed satisfied with respect to such Member.”

20.                                 Section 3.7(a) of the Plan is amended to read in its entirety as follows:

“(a)                            Subject to Section 3.8 hereof, a Member or Vested Former Member who receives in a lump sum any portion of his or her Retirement Benefit or Deferred Vested Benefit pursuant to a Lump Sum Election, shall receive such lump sum portion of such Retirement Benefit or Deferred Vested Benefit subject to the condition that if such Member or Vested Former Member engages in any of the acts described in Section 3.5, then such Member or Vested Former Member shall, within 60 days after written notice by the Company, repay to the Company the amount described in Section 3.7(b).”

21.                                 Section 3.8(a)(i) of the Plan is amended to read in its entirety as follows:

“(i)                               Any Member, whose employment with the Company or an Affiliated Employer is involuntarily terminated by the Company or an Affiliated Employer at or within two years following a Change in Control for a reason other than Cause or whose employment is voluntarily terminated by the Member with Good Reason at or within two years following a Change in Control shall be deemed to have completed three years of Service for purposes of Sections 3.1(a) and 3.2(a) hereof and shall be credited with three additional years of Service for purposes of calculating the benefits payable under Sections 3.1(b) or 3.2(b) hereof, as the case may be.  Notwithstanding the provisions of Section 3.3 of this Plan to the contrary, payment of the Actuarial Equivalent Value of such benefits shall be made in the form provided in Section 3.3 commencing as provided in Section 3.3(a) or (b), as the case may be, provided that with respect to Deferred Vested Benefits, the commencement of payment shall be determined without regard to whether the Member has attained age 55 and, provided further, that the Actuarial Equivalent Value of such benefits shall be determined by crediting such Member with three additional years of age and on the assumption that unreduced benefits are payable upon the Member’s attainment of age 55.  Moreover, for purposes of determining the Actuarial Equivalent Value of such benefits payable in the form of a lump sum, the interest and mortality factors specified in Section 3.4(a) shall apply.  In addition, in the event that a Member’s Service shall have been limited pursuant to Section 1.30(iii) to disregard Service prior to such Member’s participation in the Plan, such limitation shall be eliminated in the event of such Member’s termination of employment at or within two years following a Change in Control as provided above in this subsection (i).”

22.                                 Section 3.8(a)(iii) of the Plan is amended to read in its entirety as follows:

“(iii)                         The provisions of Sections 3.5 through 3.7 shall be of no force or effect with respect to Members who Retire or terminate employment within a two-year period following a Change in Control.”

23.                                 Section 4.1(b) of the Plan is amended to read in its entirety as follows:

“(b)                           Amount. The Disability Benefit of a Member entitled thereto shall be an annual benefit payable in monthly installments under this Plan during the same period as disability benefits are actually paid by the Basic Disability Plan, in an amount equal to 60% of the Member’s Covered Earnings, offset by the Member’s (i) Basic Disability Plan Benefit, (ii) Basic Plan Benefit, if the Basic Disability Plan Benefit is offset by such Basic Plan Benefit, and (iii) Other Disability Income.”

24.                                 Section 5.1 of the Plan is amended to read in its entirety as follows:

“5.1                           Death Prior to Benefit Commencement. Upon the death of a Member or Vested Former Member, prior to the commencement of his or her Retirement Benefit or Deferred Vested Benefit hereunder, any such Member shall be deemed to have completed three years of Service for purposes of Section 3.1(a) and Section 3.2(a) and his or her Surviving Spouse will be entitled to a Surviving Spouse’s Benefit under this Plan equal to 50% of the Retirement or Deferred Vested Benefit that would have been provided from the Plan had the Member or Vested Member retired from or terminated employment with the Company or an Affiliated Employer on the date of death and commenced benefits on the later of the date the Member would have attained age 55 or the date of the Member’s death.”

25.                                 Section 5.3 of the Plan is amended to read in its entirety as follows:

“5.3                           Commencement of Surviving Spouse’s Benefit.  Except as provided in Section 5.4, the Surviving Spouse’s Benefit provided under Sections 5.1 or 5.2 will be payable monthly, at the same time as the Surviving Spouse’s benefits under the Basic Plan.  Such benefits shall continue until the first day of the month in which the Surviving Spouse dies.”

26.                                 Section 6.2 of the Plan is amended to read in its entirety as follows:

“6.2                           Presentation of Claims. The claims procedures set forth in Sections 6.2 through 6.6 shall be effective January 1, 2003.  Claims for benefits shall be filed in writing with the Plan Administrator.  Written or electronic notice of the disposition of a claim shall be furnished to the claimant within 90 days after the claim is filed (or within 180 days if special circumstances require an extension of time for processing the claim and if notice of such extension and circumstances is provided to the claimant within the initial 90-day period.)”

27.                                 The following new Section 6.3 is added to the Plan:

“6.3                           Claims Denial Notification.  If a claim is wholly or partially denied, the Plan Administrator shall furnish to the claimant a written notice setting forth in a manner calculated to be understood by the claimant:

(a)                                  the specific reason(s) for denial;

(b)                                 specific reference(s) to pertinent Plan provisions on which any denial is based;

(c)                                  a description of any additional material or information necessary for the claimant to perfect the claim, and an explanation of why such material or information is necessary;

(d)                                 an explanation of the Plan’s claims review procedures and the applicable time limits for such procedures; and

(e)                                  a statement that the claimant has a right to bring a civil action under Section 502(a) of ERISA following an adverse determination on review.”

28.                                 The following new Section 6.4 is added to the Plan:

“6.4                           Claims Review Procedure.  Upon a denial, the claimant is entitled (either in person or by his duly authorized representative) to:

(a)                                  request a subsequent review of the claim by the Plan Administrator upon written application for review made to the Plan Administrator.  In the case of a denial as to which written notice of denial has been given to the claimant, any such request for review of the claim must be made within 60 days after receipt by the claimant of such notice.  A claimant must submit a written application for review before the claimant is permitted to bring a civil action for benefits;

(b)                                 review pertinent documents relating to the denial; and

(c)                                  submit written comments, documents, records and other information relating to the claim.”

29.                                 The following new Section 6.5 is added to the Plan:

“6.5                           Timing.  The Plan Administrator shall make its decision and notify the claimant with respect to a claim not later than 60 days after receipt of the request.  Such 60-day period may be extended for another period of 60 days if the Plan Administrator finds that special circumstances require an extension of time for processing and notice of the extension and special circumstances is provided to the claimant within the initial 60-day period.”

30.                                 The following new Section 6.6 is added to the Plan:

“6.6                           Final Decision.  The claim for review shall be given a full and fair review that takes into account all comments, documents, records and other information submitted that relates to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.  The Plan Administrator shall provide the claimant with written or electronic notice of the decision in a manner calculated to be understood by the claimant.  The notice shall include specific reasons for the decision, specific references to the pertinent Plan provisions on which the decision is based, a statement that the claimant has a right to bring a civil action under Section 502(a) of ERISA, and a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records and other information relevant to the claim.  A document is relevant to the claim if it was relied upon in making the determination, was submitted, considered or generated in the course of making the determination or demonstrates that benefit determinations are made in accordance with the Plan and that Plan provisions have been applied consistently with respect to similarly situated claimants.”

31.                                 Section 7.1 of the Plan is amended to read in its entirety as follows:

“7.1                           Amendment; Termination. The Board of Directors of the Company, may, in its sole discretion, terminate, suspend or amend this Plan at any time or from time to time, in whole or in part; provided, however, that no termination, suspension or amendment of the Plan may adversely affect (a) a Member’s or Vested Former Member’s benefit under the Plan to which he or she has become entitled hereunder, or, (b) a Vested Former Member’s right or the right of a Surviving Spouse to receive or to continue to receive a benefit in accordance with the Plan, such benefits or rights as in effect on the date immediately preceding the date of such termination, suspension or amendment. Notwithstanding the foregoing, the

Employee Benefits Committee of the Company may amend the Plan without the approval of the Board of Directors of the Company with respect to amendments that such Committee determines do not have a significant effect on the cost of the Plan.”

32.                                 Section 7.3 of the Plan is amended to read in its entirety as follows:

“7.3                           Payout in Discretion of the Plan Administrator. Notwithstanding anything herein to the contrary, at any time following the termination of service of the Member or Vested Former Member, the Plan Administrator may authorize, under uniform rules applicable to all Members, Vested Former Members and Surviving Spouses under the Plan, a lump sum distribution of a Member’s or Vested Former Member’s Retirement Benefit or Deferred Vested Benefit or a lump sum distribution of a Surviving Spouse’s Benefit under the Plan, in full satisfaction of all present and future Plan liability with respect to such Member, Vested Former Member and/or Surviving Spouse, if the present value of such Retirement Benefit, Deferred Vested Benefit or Surviving Spouse’s Benefit, determined in accordance with the provisions of Section 3.4(a) with respect to Retirement Benefits and Deferred Vested Benefits, and Section 5.4 with respect to Surviving Spouse’s Benefits, on the assumption that the Member or Vested Former Member made an Election under Section 3.4, is less than $250,000.  Such lump sum distribution may be made without the consent of the Member, Vested Former Member or Surviving Spouse.”

33.                                 Section 7.5 of the Plan is amended to read in its entirety as follows:

“7.5                           Arbitration. The provisions of this Section 7.5 shall be effective January 1, 2003. Any dispute or controversy arising under or in connection with the Plan shall be settled exclusively by arbitration in New York, New York in accordance with the rules of the American Arbitration Association in effect at the time of such arbitration. Upon submission of invoices, the Company shall promptly pay or reimburse all reasonable costs and expenses (including fees and disbursements of counsel and pension experts) incurred to assert rights under this Plan or in any proceeding in connection therewith, brought by a Member, Vested Former Member, Former Member or Surviving Spouse, whether or not such Member, Vested Former Member, Former Member or Surviving Spouse is ultimately successful in enforcing such rights or in such proceeding; provided, however, that no reimbursement shall be owed with respect to expenses relating to any unsuccessful assertion of rights or proceeding if and to the extent that such assertion or proceeding was initiated or maintained in bad faith or was frivolous as determined by the arbitrators or a court having jurisdiction over the matter, in which case any amounts previously paid by the Company shall be promptly repaid.”

34.                                 Section 7.6 of the Plan is amended to read in its entirety as follows:

“7.6                           No Alienation.  A Member’s or Vested Former Member’s right to benefit payments under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of such Member or Vested Former Member or his or her Surviving Spouse.”